CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-50273 and 333-208411 of The Procter & Gamble Company on Form S-8 of our report dated June 8, 2023, relating to the financial statements and supplemental schedule of The Procter & Gamble Commercial Company Employees’ Savings Plan appearing in this Annual Report on Form 11-K of The Procter & Gamble Commercial Company Employees’ Savings Plan for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
June 8, 2023